Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                                                                   Contact:                      Lisa M. O’Neill
                                                                                                                                                                             Executive Vice President and
                                                                                                                                                                             Chief Financial Officer
                                                                                                                                                                             (574) 267-9125
                                                                                                                                                                             lisa.oneill@lakecitybank.com

Lakeland Financial Reports Strong

First Quarter Performance

Net Income Increases 12% and Dividend Increases 17%

Warsaw, Indiana (April 27, 2015) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported net income of $11.1 million for the first quarter of 2015, an increase of 12% versus $9.9 million for the first quarter of 2014. Diluted net income per common share also increased 12% to $0.66 versus $0.59 for 2014.

“Our net income and earnings per share performance represents a record for the first quarter and are an excellent start to 2015. The Lake City Bank team continues to make inroads in the Indiana communities we serve and we are well positioned for continued future growth,” commented David M. Findlay, President and Chief Executive Officer. “We remain 100% committed to our clients, shareholders, communities and team members and these results continue to benefit all of these constituencies.”

Return on average total equity for the first quarter of 2015 improved to 12.32% from 12.25% in the first quarter of 2014 and 12.27% for the linked fourth quarter of 2014. Return on average assets for the first quarter of 2015 increased to 1.31% up from 1.26% in the first quarter of 2014. The company’s tangible common equity to tangible assets ratio was 10.58% at March 31, 2015, compared to 10.18% at March 31, 2014 and 10.41% at December 31, 2014.

As previously announced, the board of directors approved a cash dividend for the first quarter of $0.245 per share, payable on May 5, 2015, to shareholders of record as of April 25, 2015. The quarterly dividend represents a 17% increase over the $0.21 quarterly dividends paid in the last three  quarters of 2014 and in  the first quarter of 2015.

"This significant increase in our dividend is a reflection of the strength of our balance sheet and our positive outlook for the future. Through consistently strong earnings momentum over a long period of time, we have built a fortress  balance sheet that supports this 17% increase in our dividend to shareholders,” observed Findlay.

Average total loans for the first quarter of 2015 were $2.75 billion, an increase of $216.2 million, or 9%, versus $2.54 billion for the comparable period of 2014. Total loans outstanding grew $198.0 million, or 8%, from $2.57 billion as of March 31, 2014 to $2.77 billion as of March 31, 2015. On a linked quarter basis, average total loans increased by $23.6 million, or 1%, from $2.73 billion for the fourth quarter of 2014 to $2.75 billion for the first quarter of 2015.

“We grew our commercial and industrial and our commercial real estate loan portfolios by $59.6 million during the quarter. While this healthy growth was offset by seasonal reduction in borrowings in our agribusiness sector, it was a great start to the year and we are pleased with the growth in our core commercial lending business. The greatest impact we can have on our Indiana communities and our regional economy is to stay focused on growing the loan portfolio.” observed Findlay. “Importantly, our loan growth has been funded with core deposit growth.”

Average total deposits for the first quarter of 2015 were $2.94 billion, an increase of $294.6 million, or 11%, versus $2.64 billion for the corresponding period of 2014. Total deposits grew $255.5 million, or 9%, from $2.74 billion as of March 31, 2014 to $2.99 billion as of March 31, 2015. In addition, total core deposits increased $275.0 million, or 11% from $2.60 billion at March 31, 2014 to $2.87 billion at March 31, 2015.

Despite the prolonged low interest rate environment including downward pressure on loan yields, the company’s net interest margin was virtually unchanged at 3.27% for the first quarter of 2015, versus 3.28% for the linked fourth quarter of 2014. Net interest income increased $1.0 million or 4% to $25.7 million for the first quarter of 2015, versus $24.7 million in the first quarter of 2014. Net interest margin was 3.38% in the first quarter of 2014. The decline in net interest margin in the first quarter of 2015 compared to the first quarter 2014 resulted from a 9 basis point decline in earning asset yields and a 2 basis point increase in cost of funds.

For the ninth consecutive quarter, the company did not record a provision for loan losses. The absence of a provision for loan losses was generally driven by continued stabilization and improvement in key loan quality metrics, including appropriate reserve coverage of nonperforming loans, continuing signs of stabilization of the economic conditions of the company’s markets and sustained signs of improvement in its borrowers’ performance and future prospects. The company’s allowance for loan losses as of March 31, 2015 was $45.7 million compared to $46.1 million as of March 31, 2014 and $46.3 million as of December 31, 2014. The allowance for loan losses represented 1.65% of total loans as of March 31, 2015 versus 1.79% at March 31, 2014 and 1.67% as of December 31, 2014. The allowance for loan losses as a percentage of nonperforming loans was 293% as of March 31, 2015, versus 306% as of March 31, 2014, and 338% as of December 31, 2014.

Nonperforming assets decreased $191,000, or 1%, to $16.1 million as of March 31, 2015 versus $16.3 million as of March 31, 2014. On a linked quarter basis, nonperforming assets were $2.1 million, or 15%, higher than the $14.0 million reported as of December 31, 2014. The increase in nonperforming assets during the first quarter of 2015 primarily resulted from placing three commercial credits on nonaccrual status. The ratio of nonperforming assets to total assets at March 31, 2015, was 0.46% versus 0.50% at March 31, 2014 and 0.41% at December 31, 2014. Net charge-offs to average loans were 0.09% for the first quarter of 2015 compared to 0.42% for the first quarter of 2014 and 0.02% for the fourth quarter of 2014. Net charge-offs totaled $585,000 in the first quarter of 2015 versus net charge-offs of $2.7 million during the first quarter of 2014 and net charge-offs of $125,000 during the linked fourth quarter of 2014.

The company’s noninterest income increased 5% to $7.8 million for the first quarter of 2015 versus $7.4 million for the first quarter of 2014. Noninterest income was positively impacted by increases in mortgage banking income due to higher production volumes, as well as increases in service charges on deposit accounts, wealth advisory fees and loan, insurance and service fees. Offsetting these increases was a decrease in investment brokerage fees driven by lower production volumes.

The company’s noninterest expense increased by 1% to $16.9 million in the first quarter of 2015 compared to $16.8 million in the first quarter of 2014. Salaries and employee benefits decreased by $264,000 in the first quarter of 2015 versus the same period of 2014. The decrease in salary and employee benefits was driven by lower employee benefit costs and lower commissions paid on investment brokerage fees. Professional fees decreased by $111,000 driven by lower legal fees. Data processing fees increased by $276,000 due to technology related expenditures with the company’s core processor and other technology based providers to enhance the delivery of electronic banking  alternatives and improve commercial product solutions. Equipment costs increased due to higher depreciation expense. Corporate and business development expense increased during the quarter due to higher advertising and marketing expenses. The company's efficiency ratio was 50% for the first quarter of 2015, compared to 52% for the first quarter of 2014 and 50% for the linked fourth quarter of 2014.

Lakeland Financial Corporation is a $3.5 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank, its single bank subsidiary, is the fourth largest bank in the state, and the largest bank 100% invested in Indiana. Lake City Bank operates 46 offices in Northern and Central Indiana, delivering technology driven and client-centric financial services solutions to individuals and businesses.

Information regarding Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com . The company’s common stock is traded on the Nasdaq Global Select Market under “LKFN.” In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this earnings release contains certain non-GAAP financial measures. Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding the company’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the company and its business, including factors that could materially affect the company’s financial results, is included in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K.

LAKELAND FINANCIAL CORPORATION
FIRST QUARTER 2015 FINANCIAL HIGHLIGHTS
	Three Months Ended
(Unaudited – Dollars in thousands except Share and Per Share Data)	Mar. 31,	Dec. 31,	Mar. 31,
END OF PERIOD BALANCES	2015	2014	2014
Assets	$3,477,654	$3,443,284	$3,233,724
Deposits	2,994,239	2,873,120	2,738,774
Brokered Deposits	124,176	142,429	143,760
Core Deposits	2,870,063	2,730,691	2,595,014
Loans	2,772,213	2,762,320	2,574,190
Allowance for Loan Losses	45,677	46,262	46,137
Total Equity	370,839	361,385	332,091
Tangible Common Equity	367,659	358,209	329,024
AVERAGE BALANCES
Total Assets	$3,441,078	$3,411,849	$3,187,133
Earning Assets	3,246,722	3,221,946	3,021,440
Investments	477,245	475,839	473,184
Loans	2,754,847	2,731,259	2,538,622
Total Deposits	2,937,172	2,938,291	2,642,562
Interest Bearing Deposits	2,381,187	2,386,541	2,178,898
Interest Bearing Liabilities	2,499,877	2,486,073	2,380,595
Total Equity	366,692	358,022	328,058
INCOME STATEMENT DATA
Net Interest Income	$25,700	$26,104	$24,680
Net Interest Income-Fully Tax Equivalent	26,186	26,591	25,151
Provision for Loan Losses	0	0	0
Noninterest Income	7,795	7,163	7,427
Noninterest Expense	16,901	16,632	16,790
Net Income	11,136	11,070	9,912
PER SHARE DATA
Basic Net Income Per Common Share	$0.67	$0.67	$0.60
Diluted Net Income Per Common Share	0.66	0.66	0.59
Cash Dividends Declared Per Common Share	0.21	0.21	0.19
Dividend Payout	31.82%	31.82%	32.20%
Book Value Per Common Share (equity per share issued)	22.32	21.83	20.08
Tangible Book Value Per Common Share	22.13	21.64	19.90
Market Value – High	43.83	44.15	41.46
Market Value – Low	37.42	36.98	35.31
Basic Weighted Average Common Shares Outstanding	16,590,285	16,549,466	16,513,645
Diluted Weighted Average Common Shares Outstanding	16,789,497	16,795,819	16,713,853
KEY RATIOS
Return on Average Assets	1.31%	1.29%	1.26%
Return on Average Total Equity	12.32	12.27	12.25
Average Equity to Average Assets	10.66	10.49	10.29
Net Interest Margin	3.27	3.28	3.38
Efficiency (Noninterest Expense / Net Interest Income plus Noninterest Income)	50.46	49.99	52.29
Tier 1 Leverage	11.35	11.22	11.20
Tier 1 Risk-Based Capital	12.83	13.11	13.08
Common Equity Tier 1 (CET1)	11.84	NA	NA
Total Capital	14.09	14.36	14.34
Tangible Capital	10.58	10.41	10.18
ASSET QUALITY
Loans Past Due 30 - 89 Days	$1,091	$2,367	$1,802
Loans Past Due 90 Days or More	88	130	20
Non-accrual Loans	15,520	13,577	15,082
Nonperforming Loans (includes nonperforming TDR's)	15,608	13,707	15,102
Other Real Estate Owned	473	284	1,192
Other Nonperforming Assets	31	9	9
Total Nonperforming Assets	16,112	14,000	16,303
Performing Troubled Debt Restructurings	13,014	16,492	16,222
Nonperforming Troubled Debt Restructurings (included in nonperforming loans)	11,973	9,160	10,721
Total Troubled Debt Restructurings	24,987	25,653	26,943
Impaired Loans	30,154	31,957	34,101
Non-Impaired Watch List Loans	136,119	126,782	134,680
Total Impaired and Watch List Loans	166,273	158,739	168,781
Gross Charge Offs	708	1,010	2,751
Recoveries	123	885	91
Net Charge Offs/(Recoveries)	585	125	2,659
Net Charge Offs/(Recoveries) to Average Loans	0.09%	0.02%	0.42%
Loan Loss Reserve to Loans	1.65%	1.67%	1.79%
Loan Loss Reserve to Nonperforming Loans	292.64%	337.51%	305.50%
Loan Loss Reserve to Nonperforming Loans and Performing TDR's	159.58%	153.19%	147.29%
Nonperforming Loans to Loans	0.56%	0.50%	0.59%
Nonperforming Assets to Assets	0.46%	0.41%	0.50%
Total Impaired and Watch List Loans to Total Loans	6.00%	5.75%	6.56%
OTHER DATA
Full Time Equivalent Employees	503	496	500
Offices	46	46	46

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
March 31, 2015 and December 31, 2014
(in thousands, except share data)

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Cash and due from banks	$ 99,939	$ 75,381
Short-term investments	13,107	15,257
Total cash and cash equivalents	113,046	90,638

Securities available for sale (carried at fair value)	477,197	475,911
Real estate mortgage loans held for sale	2,248	1,585

Loans, net of allowance for loan losses of $45,677 and $46,262	2,726,536	2,716,058

Land, premises and equipment, net	42,438	41,983
Bank owned life insurance	67,021	66,612
Federal Reserve and Federal Home Loan Bank stock	9,413	9,413
Accrued interest receivable	9,091	8,662
Goodwill	4,970	4,970
Other assets	25,694	27,452
Total assets	$ 3,477,654	$ 3,443,284

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits	$ 589,773	$ 579,495
Interest bearing deposits	2,404,466	2,293,625
Total deposits	2,994,239	2,873,120

Short-term borrowings
Federal funds purchased	0	500
Securities sold under agreements to repurchase	60,517	54,907
Other short-term borrowings	0	105,000
Total short-term borrowings	60,517	160,407

Long-term borrowings	34	35
Subordinated debentures	30,928	30,928
Accrued interest payable	3,592	2,946
Other liabilities	17,505	14,463
Total liabilities	3,106,815	3,081,899

STOCKHOLDERS' EQUITY
Common stock: 90,000,000 shares authorized, no par value
16,610,688 shares issued and 16,521,255 outstanding as of March 31, 2015
16,550,324 shares issued and 16,465,621 outstanding as of December 31, 2014	96,068	96,121
Retained earnings	271,004	263,345
Accumulated other comprehensive income	5,869	3,830
Treasury stock, at cost (2015 - 89,433 shares, 2014 - 84,703 shares)	(2,191)	(2,000)
Total stockholders' equity	370,750	361,296
Noncontrolling interest	89	89
Total equity	370,839	361,385
Total liabilities and equity	$ 3,477,654	$ 3,443,284

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months Ended March 31, 2015 and 2014
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2015	2014
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 26,257	$ 25,334
Tax exempt	117	98
Interest and dividends on securities
Taxable	2,448	2,011
Tax exempt	829	819
Interest on short-term investments	13	8
Total interest income	29,664	28,270

Interest on deposits	3,648	3,187
Interest on borrowings
Short-term	60	151
Long-term	256	252
Total interest expense	3,964	3,590

NET INTEREST INCOME	25,700	24,680

Provision for loan losses	0	0

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	25,700	24,680

NONINTEREST INCOME
Wealth advisory fees	1,184	1,039
Investment brokerage fees	492	1,117
Service charges on deposit accounts	2,374	2,151
Loan, insurance and service fees	1,569	1,458
Merchant card fee income	416	350
Bank owned life insurance income	375	372
Other income	954	875
Mortgage banking income	389	65
Net securities gains	42	0
Total noninterest income	7,795	7,427

NONINTEREST EXPENSE
Salaries and employee benefits	9,723	9,987
Net occupancy expense	1,084	1,110
Equipment costs	916	773
Data processing fees and supplies	1,767	1,491
Corporate and business development	790	653
FDIC insurance and other regulatory fees	486	477
Professional fees	689	800
Other expense	1,446	1,499
Total noninterest expense	16,901	16,790

INCOME BEFORE INCOME TAX EXPENSE	16,594	15,317
Income tax expense	5,458	5,405
NET INCOME	$ 11,136	$ 9,912

BASIC WEIGHTED AVERAGE COMMON SHARES	16,590,285	16,513,645

BASIC EARNINGS PER COMMON SHARE	$ 0.67	$ 0.60

DILUTED WEIGHTED AVERAGE COMMON SHARES	16,789,497	16,713,853

DILUTED EARNINGS PER COMMON SHARE	$ 0.66	$ 0.59

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
FIRST QUARTER 2015
(unaudited in thousands)

	March 31,		December 31,		March 31,
	2015		2014		2014
Commercial and industrial loans:
Working capital lines of credit loans	$ 574,057	20.7%	$ 544,043	19.7%	$ 476,818	18.5%
Non-working capital loans	504,878	18.2	491,330	17.8	467,679	18.2
Total commercial and industrial loans	1,078,935	38.9	1,035,373	37.5	944,497	36.7

Commercial real estate and multi-family residential loans:
Construction and land development loans	151,065	5.4	156,636	5.7	144,978	5.6
Owner occupied loans	396,849	14.3	403,154	14.6	388,052	15.1
Nonowner occupied loans	399,842	14.4	394,458	14.3	424,143	16.5
Multifamily loans	94,327	3.4	71,811	2.6	57,882	2.2
Total commercial real estate and multi-family residential loans	1,042,083	37.6	1,026,059	37.1	1,015,055	39.4

Agri-business and agricultural loans:
Loans secured by farmland	119,934	4.3	137,407	5.0	109,260	4.2
Loans for agricultural production	96,307	3.5	136,380	4.9	104,384	4.1
Total agri-business and agricultural loans	216,241	7.8	273,787	9.9	213,644	8.3

Other commercial loans	82,478	3.0	75,715	2.7	77,324	3.0
Total commercial loans	2,419,737	87.3	2,410,934	87.3	2,250,520	87.4

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	145,289	5.2	145,167	5.3	135,111	5.2
Open end and junior lien loans	150,007	5.4	150,220	5.4	139,185	5.4
Residential construction and land development loans	8,666	0.3	6,742	0.2	5,658	0.2
Total consumer 1-4 family mortgage loans	303,962	11.0	302,129	10.9	279,954	10.9

Other consumer loans	48,733	1.8	49,541	1.8	44,319	1.7
Total consumer loans	352,695	12.7	351,670	12.7	324,273	12.6
Subtotal	2,772,432	100.0%	2,762,604	100.0%	2,574,793	100.0%
Less: Allowance for loan losses	(45,677)		(46,262)		(46,137)
Net deferred loan fees	(219)		(284)		(603)
Loans, net	$2,726,536		$2,716,058		$2,528,053